Manas Completes Albanian Transaction

Baar, Switzerland, February 24, 2010

Manas Petroleum (“Manas”) (OTCBB: MNAP) is pleased to report that in conjunction with the binding letter-of-intent dated November 19, 2009, it has completed the sale of all of the issued and outstanding securities of Manas Adriatic GmbH (“Subsidiary”) under the Share Purchase Agreement dated February 12, 2010 (the “SPA”) with WWI Resources (“WWI” or “Petromanas”), a TSX-V listed company. The Subsidiary was a wholly-owned subsidiary of DWM Petroleum AG (“DWM”), which is a wholly-owned subsidiary of Manas. In connection with the completion of the sale of the Subsidiary (“Closing”), WWI changed its name from WWI Resources Ltd. to Petromanas Energy Inc. The Petromanas common shares will commence trading under the new name on the TSX Venture Exchange on February 25, 2010.

Prior to Closing, DWM reorganized its affairs such that the Subsidiary became the sole owner of three onshore oil and gas production sharing contracts covering six licenses (the “Licenses”) located in Albania and held a loan of US$8.5 million in relation to the Albanian operations.

To repay this loan previously made by DWM to the Subsidiary and its predecessors in title to the Licenses, Petromanas transferred approximately US$8.5 million to the Subsidiary and then the Subsidiary reimbursed DWM approximately US$8.5 million for the loan.

Pursuant to the SPA, DWM sold all of the issued and outstanding securities of the Subsidiary in consideration for:

(i)        CDN$2,000,000 paid to DWM at Closing, and

(ii)       100,000,000 Petromanas common shares issued to DWM at Closing.

Pursuant to the SPA, Petromanas will issue up to an additional 150,000,000 Petromanas common shares to DWM as follows:

(i)        100,000,000 Petromanas common shares on the earlier of June 23, 2011 and the completion of the first well on the Licenses by the Subsidiary;

(ii)       25,000,000 Petromanas common shares if on or prior to February 24, 2020, the Subsidiary receives a report prepared pursuant to National Instrument 51-101 (“NI 51-101”) confirming that the Licenses have 2P reserves of not less than 50,000,000 barrels of oil equivalent (“BOE”), and,

(iii)      If on or prior to February 24, 2020, the Subsidiary receives a report prepared pursuant to NI 51-101 confirming that the Licenses have 2P reserves in excess of the 50,000,000 BOEs, and, that for each additional 50,000,000 BOEs over and above the 1 initial 50,000,000 BOEs discussed in (ii) above, an additional 500,000 Petromanas common shares will be issued up to a maximum of 25,000,000 common shares.

Petromanas has also raised gross proceeds of CDN$25,000,000 through a private placement of 100,000,000 units at a price of CDN$0.25 per unit. Each unit consists of one common share and one warrant, where each warrant grants the holder the right to purchase one additional Petromanas common share at a price of CDN$0.45 per share for a period of five years expiring February 23, 2015. A cash fee of 5% of the funds raised was paid on closing of the private placement.

After Closing, DWM has ownership and control over 100,000,000 Petromanas common shares and the right to acquire a further 150,000,000 Petromanas common shares. The 100,000,000 Petromanas common shares represent approximately 30.47% of the issued and outstanding Petromanas common shares. Assuming DWM acquires the additional 150,000,000 Petromanas common shares it would hold an aggregate of 250,000,000 Petromanas common shares representing approximately 52.28% of the partially diluted issued and outstanding Petromanas common shares.

At Closing the Subsidiary held a 100% working interest in three Production Sharing Contracts (“PSCs”) in Albania covering 1.7 million acres of onshore blocks. The PSCs encompass Blocks A, B, D & E in which there have been nine large structures already identified, and, Blocks 2 & 3 which contain three large structures.

Lastly, Manas is pleased to report that there is a new board and management team of Petromanas. Petromanas and Manas have each appointed three directors to the board of Petromanas and Manas has appointed the management team.

Erik Herlyn, President and CEO. Mr. Erik Herlyn is a mechanical and production engineer (Trinity University Dublin, University of Bremen). Mr. Herlyn has extensive experience in the finance and hydrocarbon industries. He has held several managerial positions with large international business consulting firms such as KPMG, BearingPoint and Capgemini Consulting. His specialization lies in a process optimization method which he developed over many years using synergies from different industries. Mr. Herlyn was supporting major oil companies in the Americas and Arabic countries in strategic, technical and financial projects. Mr. Herlyn is also CEO and director of Manas.

Ari Muljana, CFO. Mr. Ari Muljana is a Master of Science in Computer Science (University of Zurich) with a major in Financial Statement Analysis and Artificial Intelligence. He began his career in the Risk Management department at Deloitte, where he audited and advised within the oil and commodity trading industry. He is also specialized in the area of SOX consulting, where he implemented financial and risk management processes for multinational companies to comply with SEC regulations. Mr. Muljana also worked at Capgemini Consulting as a strategic consultant, focusing on controlling and performance measurement topics in various industries. Mr. Muljana is also CFO of Manas.

Verne Johnson, Chairman and Director. Mr. Verne Johnson is an engineer who received his engineering degree from the University of Manitoba. He worked for Imperial Oil and Exxon until the early 1980’s and then went into the independent oil business. Mr. Johnson has been involved with a number of companies in the Canadian oil and gas industry, including ELAN Energy which was sold in 1997. Since 2002 he has been an independent investor through a family company, KristErin Resources. Mr. Johnson has been a director of many public and private companies in the energy business over the past 20 years. He is currently a director of Gran Tierra Energy, Chairman of Fort Chicago Energy Partners LP, and some private companies. He has also been a member of the board of Calgary Opera for 10 years.

Heinz Juergen Klaus Scholz, Co-Chairman and Director. Mr. Heinz Juergen Klaus Scholz is a Physicist and Engineer. In the 1980s Mr. Scholz built factories and telecommunication networks in the Former Soviet Union. After the German Reunification he also advised Soviet Ministries regarding the negotiations on the sale of Russia’s East German telecommunication network to Deutsche Telecom. He has worked in collaboration with scientific institutes in the Russian Federation. Mr. Scholz plays a critical role in targeting, appraising and subsequently acquiring the rights to major oil and gas assets in the Former Soviet Union and its satellite countries. Mr. Scholz is a director and Chairman of Manas.

Jeffrey Scott, Director. Mr. Jeffrey Scott is President of Postell Energy Co. Ltd., a 30 year old private oil company operating in Saskatchewan. He is the founder and Chairman of Gran Tierra Energy Inc., an international oil and gas exploration and production company. Mr. Scott has extensive mergers and acquisitions and public company experience. Over the last 15 years he has been involved in a variety of capacities from founder to officer and/or director of numerous publicly traded companies. He was a co-founder and director of Saxon Energy Services Inc., an international drilling company. Mr. Scott is currently also a director of Essential Energy Services Trust, Tuscany International Drilling Inc. and chairman of NuCoal Energy Corp., a private clean-coal company. Mr. Scott holds a Bachelor of Arts degree from the University of Calgary and a Masters of Business Administration from California Coast University.

Michael J. Velletta, Director. Mr. Michael J. Velletta became a practicing lawyer in British Columbia, Canada in 1990. Mr. Velletta’s private practice with the law firm of Velletta & Company, focuses on corporate and commercial law, and commercial litigation. He is a Governor of the Trial Lawyers Association of British Columbia, and is a member of the Canadian Bar Association, Association of International Petroleum Negotiators and the International Institute of Business Advisors. Mr. Velletta serves on the Board of Directors of several corporations including Manas.

Peter-Mark Vogel, Director. Mr. Peter-Mark Vogel received his Degree in Business Administration and Economics from the University of Zurich, Switzerland in 1992. He received his MBA from the University of Chicago, Booth Business School in March 2003. Mr. Vogel was employed as a CFA, senior financial analyst at Bank Sal. Oppenheim, Zurich, Switzerland from 2000 to July 2005. He was Vice President of the HSBC Research Department in Guyerzeller, Zurich, Switzerland from 1999 to 2000. From 1998 to 1999 he was Vice President of the Research Department of Orbitex Finance. He was a Portfolio Manager and Assistant to the Bank’s Executive Committee of Societe Generale from 1995 to 1998. From 1993 to 1995 he was the Finance and Regulatory Associate and Regulatory Analyst at Merrill Lynch Capital Markets. He has been a member of the Swiss CFA Society, formerly Swiss Society of Investment Professionals, since 1999 and a member of the CFA Institute, formerly Association of Investment Management and Research, since 1999. Mr. Vogel brings extensive knowledge in structuring financial transactions. Mr. Vogel serves on the Board of Directors of several companies.

Gerard Protti, Director. Mr. Gerard Protti is Executive Advisor at Cenovus Energy, Chairman of the Board of FT Services, and a board member of Darian Resources, Sub-One Technology and Alberta Innovates Technology Futures. Mr. Protti has 35 years of experience in the private and public energy sectors. This includes 14 years in several executive officer roles at PanCanadian Petroleum and EnCana Corporation including marketing, operations, new ventures, offshore and international development and corporate relations. He is past Chairman of the Canadian Association of Petroleum Producers and the Canadian Chamber of Commerce. He has graduate and undergraduate degrees in economics from the University of Western Ontario and University of Alberta respectively.

Gordon Keep, Secretary. Mr. Gordon Keep has extensive business experience in investment banking and creating public natural resource companies. Mr. Keep currently is Executive Vice-President of Fiore Financial Corporation, a private boutique merchant banking firm. He also serves as an officer and/or director for several natural resource companies. From January 2001 to July 2007, Mr. Keep was Managing Director of Corporate Finance at Endeavour Financial Corporation, September 1997 until March 2004, he was Senior Vice President and a director of Lions Gate Entertainment Corp., and from April 1987 until October 1997, he was Vice President, Corporate Finance in the Natural Resource group of Yorkton Securities Inc.

For further information please contact:
Erik Herlyn
Manas Petroleum Corp.
Bahnofstr. 9 P.O. Box 155
CH-6341 Baar, Switzerland
Phone: +41 44 718 1030
Fax: +41 44 718 1039
Email: info@manaspete.com
Web: www.manaspete.com

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as “may”, “should”, “anticipates”, “believes”, “expects”, “intends”, “forecasts”, “plans”, “future”, “strategy”, or words of similar meaning. Forward-looking statements in this press release include statements that Petromanas will issue up to an additional 150,000,000 Petromanas common shares to DWM pursuant to the SPA upon achievement of certain operational targets and that the Petromanas common shares will commence trading under the new name on the TSX Venture Exchange on February 25, 2010. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks that Petromanas does not perform its obligations under the SPA or that Manas does not achieve certain operational targets contemplated under the SPA, the risks inherent in the industry, poor capital markets and other risks identified by Manas in its periodic filings on EDGAR (which can be viewed at www.sec.gov). Any of these risks could cause Manas’ or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of Manas’ business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. Except as required by applicable law, including the securities laws of the United States and Canada, Manas does not intend to update any of the forward-looking statements to conform these statements to actual results.